EXHIBIT 23.2

                               Consent of KPMG LLP


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                          INDEPENDENT AUDITORS' CONSENT

     We consent to incorporation by reference in the Registration Statements (Form S-8 Nos. 333-74161 and 333-74369) of Skibo Financial Corp., of our report dated April 30, 1999, relating to the consolidated statement of financial condition of Skibo Financial Corp. and subsidiaries as of March 31, 1999, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the year then ended, which report is included in the March 31, 2000 Annual Report on Form 10-KSB of Skibo Financial Corp.

                                            /s/ KPMG LLP


Pittsburgh, Pennsylvania
June 5, 2000